EXHIBIT 10(h)
                            Execution Copy
                                                              1/23/96

ELECTRIC SERVICE CONTRACT

        THIS CONTRACT, entered into as of January 29. 1996 between the JACKSONVILLE ELECTRIC AUTHORITY, a body politic and corporate existing under the laws of the State of Florida, hereinafter called the Authority, and the FLORIDA PUBLIC UTILITIES COMPANY, a Florida
Corporation hereinafter called the Company.

        WITNESSETH, that the parties hereto do mutually agree as follows:

	Section 1. Scope of Contract

        Subject to the terms and conditions hereinafter set forth, the Authority shall sell and deliver to the Company and the Company shall purchase and receive from the Authority its full requirements for electric energy required by the Company herein described except that which may be generated by the Company in cases of emergency with its owned generation or which may be received from a cogenerator or small power producer which the Company is legally obligated to accept under the rules of any agency having such jurisdiction. The Company shall not purchase electric energy elsewhere without the written consent of the. Authority unless the Authority fails to furnish energy.

	Section 2. Term and Termination of Contract

        This Contract shall be effective upon the date above written. Electric Service under this Contract shall commence on January 1, 1998 and end December 31, 2007. Notwithstanding the previous sentence, either party may terminate this Contract upon three (3) years advance written notice. The earliest date that such termination notice may be given is December 31, 1999.

	Section 3. Rates

        For electric service purchased by the Company pursuant to this Contract, the following rates shall apply:

	I. CUSTOMER CHARGE:

        For the billing period commencing January 1, 1998 through December 31, 2007:

	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
        COMMISSION.]

	II. DEMAND CHARGE:

        For the billing period commencing January 1, 1998 through December 31, 2007:

	[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
        COMMISSION.]

	III. ENERGY CHARGE:

        A. For the billing period commencing January 1, 1998 through December 31, 1998:

        [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
        COMMISSION.]

        B. For the billing period commencing January 1, 1999 through December 31, 2007:

        [CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE
        COMMISSION.]

	IV. OPTIONAL INCENTIVE RATES:

        In addition, the Authority may offer to the Company incentive rate pricing for new and additional customer loads. Such rates shall serve as an incentive for existing customers to purchase greater than normal amounts of power and as a means to attract new retail customers to the Company's service territory. Each such offering shall be on a case basis and upon the mutual agreement of the Authority and the Company.

	Section 4. Payments

        Payments for the service rendered hereunder to the service location shall be made monthly on submission of a bill containing a statement of meter readings at the beginning of the billing period, end of the billing period, meter constants, energy consumption and demand, and such other pertinent data as shall be required, and shall be paid at the office of the Tax Collector, in the City of Jacksonville, Florida, within ten (10) days of the date thereof or by the 20th calendar day of that month, whichever is later. Late payments shall accrue interest on a daily basis at JEA's then current late charge rate pursuant to JEA's Policies and Procedures.

Section 5. Company and Authority Facilities

        The Company shall, at its own risk and expense, furnish, install and maintain all necessary apparatus for utilizing the energy to be supplied hereunder, such as transformers, switchboards, circuit breakers, safety devices, wiring, etc., and said installation shall be of such character as will not introduce disturbances on the Authority's lines, and the apparatus shall be selected and used so as to secure the highest practicable power factor.

        The Authority shall have the right of general supervision over all apparatus connected to its circuits, and the manner of operation of such apparatus in the interest of the proper operation of the Authority system as a whole and the continuity of service to all its customers. The Authority reserves the right to review the operation and interconnection scheme of any generating customer of the Company which may engage in parallel operation with the Company's electrical system. The Authority may refuse to make connections, or to commence or to continue to give service unless the installation and apparatus and operation, of the preceding shall meet with its approval, and approval of any municipal or other agents having lawful jurisdiction. The Company agrees to abide by any reasonable regulations which may be established by the Authority for the operation of the apparatus connected by the Company to the Authority's lines.

        The Company shall provide, when needed, a suitable place or building for properly housing the meters and other service equipment of the Authority, all in accordance with plans and specifications furnished by the Authority.

        The Authority shall provide, install and maintain the necessary watt-hour meter and its accessories of a standard manufacture for the measurement of demand and energy consumed under this Contract.

	Section 6. Service Location

        The electric energy to be furnished by the Authority under this contract shall be delivered to the Company from the Nassau Substation which is located in Section 43, Township 2 North, Range 27 East, Nassau County, Florida.

	Section 7. Service Specifications

                (a) The Authority shall furnish electric service of the following characteristics at the point of delivery:

			Phase			3
			Wire			3
			Cycles			60
			Voltage			138,000
			Current			Alternating
                        Metering Voltage        138,000
			KVA Capacity		150,000 KVA

                (b) The Company shall use reasonable diligence to take and use electric energy hereunder from each of the phases in such a manner that the total energy shall be divided equally between the three phases.

                (c) The Authority shall use reasonable diligence to furnish all electric energy required by the Company at the service location. The receiving voltage at the point of interconnection shall be maintained by the Authority at 138,000 volts, plus or minus five percent (5%).

                (d) Subject to the mutual agreement with a minimum of a five (5) year commitment following December 31, 2002, JEA agrees to make capital improvements to JEA's Nassau Substation (the Company's meter point) which would provide for two (2) simultaneously operating services to the Company.

	Section 8. Measurement of Energy

        All electric energy furnished by the Authority hereunder shall be measured at the service location specified in Section 6 of this contract by suitable meter of standard manufacture, to be furnished, installed, maintained, calibrated and read by the Authority at its expense. In the event any meter(s) fails to register, or registers incorrectly the electric energy furnished therethrough during any month, the Authority shall determine the length of the period in such month during which such meter(s) failed to register or registered incorrectly, and the quantity of electric energy delivered during such period utilizing the Company's check metering located at the Company's Stepdown Substation (adjusted for losses), and an appropriate adjustment based thereon shall be made in the Company's bill solely for such month; provided that in no event shall an adjustment be made for any month unless such meter shall have been tested by the Authority of its own volition or at the written request of the Company within thirty (30) days from and after the date upon which the bill for such month shall have been rendered. Any meter which registers not more than two (2) percent slow or fast shall be deemed correct. No device or connection shall be maintained by the Company at the service location which will prevent any meter from registering correctly the energy used or to be used.

        Section 9. Meter Test

        The Authority, at its expense, shall periodically inspect and test the meter(s) installed by it at intervals not exceeding one (1) year. At the written request of the Company, the Authority shall make additional tests of any or all of such meters in the presence of representatives of the Company. The cost of such additional tests shall be borne by the Company if the percentage of error is found to be not more than two (2) percent slow or fast.

	Section 10. Change in Load

        Whenever possible, reasonable notice shall be given by the Company to the Authority respecting any material changes proposed in the connected load or in the characteristics of such load at the service location.

	Section 11. Continuity of Service and consumption

                (a) The Authority shall not be liable to the company hereunder, nor shall the Company be liable to the Authority hereunder by reason of failure of the Authority to deliver or the company to receive electrical energy as the result of fire, strike, riot, explosion, flood, accident, breakdown, acts of God, or the public enemy, prohibition by governmental authority or court decree, or other acts beyond the control of the party affected; it being the intention of each party to relieve the other of the obligation to supply electric energy or to receive and pay for electric energy when as a result of any of the above mentioned causes either party may be unable to deliver or use in whole or in part the electric energy contracted to be delivered or received. Both parties shall be prompt and diligent in using their best efforts to remove and overcome the cause or causes of said interruption, but nothing herein contained shall be construed as permitting the Authority to refuse to deliver or the Company to refuse to receive electric energy after the cause of interruption has been removed.

                (b) The Authority does not guarantee that the supply of electric energy hereunder shall be free from interruption occasioned by any of the causes mentioned in the foregoing paragraph and it is agreed that such interruption shall not constitute a breach of this Contract on the part of the Authority and the Authority shall not be liable to the Company for damages resulting therefrom. In the event of such interruption of service, the Authority will restore the service as soon as it can reasonably do so and will at all times exert the greatest efforts toward the end of supplying as nearly constant service as is reasonable and practicable. In case of impaired or defective service, the Company shall immediately give notice to the nearest office of the Authority by telephone, confirming such notice in writing as soon thereafter as practicable.

	Section 12. Access to Service Location

        The Company hereby grants to the Authority the right, at all reasonable times, by its duly authorized agents and employees, to enter the premises of the Company for the purpose of inspecting and repairing or removing the property of the Authority, of reading meters, or of performing any work incidental to the supplying of all services hereby contracted for.

	Section 13. Liability for Accidents

        The electric energy supplied under this Contract is supplied upon the express condition that after it passes the meter equipment of the Authority, it becomes the property of the Company. The Company shall indemnify and save harmless and defend the Authority for loss, damage or injury (including death) to any person or property whatsoever resulting directly or indirectly from the use or misuse or presence of said electric energy on the Company's premises after it passes the point of delivery to the Company, except where such loss, damage or injury shall be shown to have been occasioned by the sole negligence of the Authority, its agents, servants or employees. In the event of joint negligence on the part of the Company and the Authority, any loss or damages shall be apportioned in accordance with the Uniform Contribution Among Tortfeasors Act (Section 768.31, Florida Statutes) as it exists on the effective date of this Contract.

	Section 14. Default

        If the Company defaults in the performance of any obligations under this Contract, the Authority will provide the Company with 30 days written notice to cure such default. If the Company fails to cure such default, the Authority may suspend service, such suspension not to interfere with the enforcement by the Authority of any other legal right or remedy, and at its option the Authority may cancel this Contract in the event of any such default. No delay by the Authority in enforcing any of its rights hereunder shall be deemed a waiver of such rights nor shall a waiver by the Authority of one of the Company's defaults be deemed a waiver of any other or subsequent default.

        No dispute with reference to the amount due for electric service hereunder shall excuse the Company from paying when due the amount stated by the Authority to be due, but any amount which the Company may have so paid that is deficient or in excess of the amount actually found upon investigation to be due shall be promptly paid by the Company or the Authority with interest at the same rate indicated in Section 4, above.

        Should the uncured default lie in the failure of the Company to make prompt payments of the bills in accordance with Section 4, above, then the Authority shall have the right immediately to discontinue service and this Contract shall, at the election of the Authority, be wholly at an end and the parties shall thereby be severally released from all obligations hereunder, save in the rights of action then already accrued.

	Section 15. Transfer of Contract and Assignment of Claim

        Neither this Contract nor any interest herein nor any claim arising hereunder shall be transferred or assigned by the Authority or by the Company to any party or parties without the prior written consent of the other party hereto.

        Furthermore, in the event of a change in ownership of the Company or of the Company's Fernandina Electric Division, this contract shall become open and the terms and conditions contained herein subject to renegotiation by and between the Authority and the new owner. Said renegotiation requirement shall become effective on the effective-date of the change in ownership and unless said renegotiations are concluded successfully within 90 days following that date, the Contract shall be automatically terminated.

	Section 16. Notices

        Any notice contemplated by this Contract shall be made in writing and shall be delivered in person or by deposit in the U.S. mail, first class mail, certified receipt requested, to the JACKSONVILLE ELECTRIC AUTHORITY, 21 W. Church Street, Jacksonville, Florida 32202,
ATTENTION: Managing Director in the case of the Authority; and to FLORIDA PUBLIC UTILITIES COMPANY,P.0. Box 3395, West Palm Beach, Florida 33402-3395, ATTENTION: President as to the Company.
The designation of the person to be notified or the address of such person may be changed at any time by similar notice.

	Section 17. Successors and Assigns

        This Contract shall be binding upon the successors or legal assigns of either of the parties hereto.

	Section 18. sole Agreement

        This Contract supersedes, as of the effective date hereof, all previous contracts or representations, whether written or oral, heretofore in effect by the Authority and the Company with respect to matters herein contained, and constitutes the sole agreement by the parties hereto concerning these matters.

        IN WITNESS WHEREOF, THE JACKSONVILLE ELECTRIC AUTHORITY, and the FLORIDA PUBLIC UTILITIES COMPANY, a Florida corporation, have caused this Contract to be executed and attested by their duly authorized officer on the day and date first above written.

ATTEST:
JACKSONVILLE ELECTRIC

/s/ Signature on file   (SEAL)
By /s/ Signature on file Administrative Assistant     Managing Director

Form Approved:

/s/ Signature on file
Assistant Counsel

ATTEST
FLORIDA PUBLIC UTILITIES CO.
a Florida Corporation
/s/ Jack R. Brown
Secretary
sercon99.doc

By:
/s/ F.C. Cressman
President

(SEAL)


                                AMENDMENT

                                    TO

                        ELECTRIC SERVICE CONTRACT

        This AMENDMENT to the Electric Service Contract dated January 29, 1996 is entered, in duplicate, this 7th day of February 2000, by and between the JEA hereinafter referred to as the AUTHORITY and Florida Public Utilities Company, hereinafter referred to as the COMPANY and collectively, the PARTIES.

	WITNESSETH, that the PARTIES hereto do mutually agree as follows:

1.	Section 2.  Term of Contract is deleted and replaced as follows:

        "Section 2.  Term of Contract

        This Contract shall be effective upon the date above written. Electric Service under this Contract shall commence on January 1, 1998 and end December 31, 2007."

        SAVE AND EXCEPT as modified by the Amendment, all other terms and conditions of the Contract dated January 29, 1996 shall remain in full force and effect.

        IN WITNESS WHEREOF, JEA and Florida Public Utilities Company have caused this Amendment to be executed and attested by their duly authorized officers on the date above written.

                                         JEA


                                         By:     /s/ Signature on file
                                         CEO, Managing Director


Form Approved:


/s/ Signature on File
Assistant General Counsel

ATTEST:                                  Florida Public Utilities Company


/s/ Jack R. Brown  (SEAL)                By:     /s/ John T. English
Secretary                                President